Exhibit 32.1

CERTIFICATE OF CHIEF FINANCIAL OFFICER UNDER SECTION 906 OF SARBANES-OXLEY
ACT OF 2002 (18 U.S.C. 1350)

I, Ann A. Jones, certify that:

1.   The Quarterly Report for the quarter ended September 30, 2004 on Form 10-QSB of QRS Music Technologies, Inc. (the “Report”) fully complies with the requirements of Section 13(a) or 15 (d) of the Securities and Exchange Act of 1934.

2.   The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the issuer in the Report.

Date:  November 21, 2005

/s/ Ann A. Jones
Ann A. Jones
Chief Financial Officer